As filed with the Securities and Exchange Commission on March 21, 2023
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PhenomeX Inc.
(Exact name of Registrant as specified in its charter)

Delaware	35-2415390
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5858 Horton Street, Suite 320
Emeryville, California 94608
Telephone: (510) 858-2855
(Address, including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

IsoPlexis Corporation 2014 Stock Plan
(Full Title of the Plan)

Siddhartha Kadia
Chief Executive Officer
PhenomeX Inc.
5858 Horton Street, Suite 320
Emeryville, California 94608
Telephone: (510) 858-2855
(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copies to:
Sarah K. Solum Freshfields Bruckhaus Deringer US LLP 855 Main Street Redwood City, California 94063 Telephone: (650) 618-9250	Scott Chaplin Chief Legal Officer PhenomeX Inc. 5858 Horton Street, Suite 320 Emeryville, California 94608 Telephone: (510) 858-2855

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

On March 21, 2023, pursuant to the Agreement and Plan of Merger, dated as of December 21, 2022 (the “Merger Agreement”), by and among Berkeley Lights, Inc., a Delaware corporation (“Berkeley Lights”), Iceland Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Berkeley Lights (“Merger Sub”), and IsoPlexis Corporation, a Delaware corporation (“IsoPlexis”), and following the satisfaction or waiver of the conditions specified therein, Merger Sub merged with and into IsoPlexis (the “Merger”), with IsoPlexis surviving the Merger as a wholly owned subsidiary of Berkeley Lights. At the effective time of the Merger (the “Effective Time”), Berkeley Lights changed its name to PhenomeX Inc. (the “Company” or the “Registrant”).

At the Effective Time, each outstanding option to purchase common stock, par value $0.001, of IsoPlexis (“IsoPlexis Common Stock”) (whether vested or unvested) held by continuing IsoPlexis employees with a per share exercise price less than the average closing trading price for a share of IsoPlexis Common Stock rounded to the nearest one-tenth of a cent, as reported on The Nasdaq Stock Market LLC for the five most recent trading days ending on and including the third business day prior to the Effective Time (each, an “Assumed Option”), was assumed and converted into Company stock options generally on the same terms and conditions applicable immediately prior to the Effective Time, with equitable adjustments to the exercise price per share and number of shares.

This Registration Statement on Form S-8 registers an aggregate of 378,037 shares of common stock of the Company reserved for issuance pursuant to the exercise of Assumed Options granted under the IsoPlexis Corporation 2014 Stock Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the SEC. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the equity benefit plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed with the Commission by the Registrant are incorporated by reference into this Registration Statement:

a.
The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the Commission on February 23, 2023 pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

b.
The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-39388) filed with the Commission on July 14, 2020 under Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

c.	The Registrant’s Current Reports on Form 8-K, as filed with the Commission on January 26, 2023, February 14, 2023, March 6, 2023 and March 21, 2023.

All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment to the Registration Statement which indicates that all of the shares registered hereunder have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

None.

Item 6.	Indemnification of Directors and Officers.

As permitted by Section 102 of the Delaware General Corporation Law, we have adopted provisions in our amended and restated certificate of incorporation (the “Certificate of Incorporation”) filed with the Secretary of State of the State of Delaware and our amended and restated bylaws (the “Bylaws”) that limit or eliminate the personal liability of our directors for a breach of their fiduciary duty of care as a director. The duty of care generally requires that, when acting on behalf of the corporation, directors exercise an informed business judgment based on all material information reasonably available to them. Consequently, a director will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	any act related to unlawful stock repurchases, redemptions or other distributions or payment of dividends; or

•	any transaction from which the director derived an improper personal benefit.

These limitations of liability do not affect the availability of equitable remedies such as injunctive relief or rescission. Our Certificate of Incorporation also requires us to indemnify our officers and directors and authorizes us to indemnify our employees and other agents to the fullest extent permitted under Delaware law.

As permitted by Section 145 of the Delaware General Corporation Law, our Bylaws provide that:

•	we shall indemnify our directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions;

•
we shall advance expenses to our directors and officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions; and

•	the rights provided in our Bylaws are not exclusive.

Our Certificate of Incorporation and our Bylaws provide for the indemnification provisions described above and elsewhere herein. We have also entered into separate indemnification agreements with our directors and officers which may be broader than the specific indemnification provisions contained in the Delaware General Corporation Law. These indemnification agreements generally require us, among other things, to indemnify our officers and directors against liabilities that may arise by reason of their status or service as directors or officers, other than liabilities arising from willful misconduct. These indemnification agreements also generally require us to advance any expenses incurred by the directors or officers as a result of any proceeding against them as to which they could be indemnified. In addition, we have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances. These indemnification provisions and the indemnification agreements may be sufficiently broad to permit indemnification of our officers and directors for liabilities, including reimbursement of expenses incurred, arising under the Securities Act of 1933, as amended, or the Securities Act.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

		Incorporated by Reference			Filed Herewith
Exhibit Number	Exhibit Description	Form	Date	Number

4.1	Amended and Restated Certificate of Incorporation of Berkeley Lights, Inc.	8-K	7-21-20	3.1

4.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Berkeley Lights, Inc.	8-K	3-21-23	3.1

4.3	Amended and Restated Bylaws of PhenomeX Inc.	8-K	3-21-23	3.2

4.4	Form of Common Stock Certificate.	S-1/A	7-13-20	4.2

4.5	Fifth Amended and Restated Investors’ Rights Agreement, dated March 28, 2018, by and between Berkeley Lights, Inc. and the investors listed therein.	S-1	6-26-20	4.3

5.1	Opinion and Consent of Freshfields Bruckhaus Deringer US LLP.				X

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.				X

23.2	Consent of Deloitte and Touche LLP, Independent Registered Public Accounting Firm.				X

23.3	Consent of Freshfields Bruckhaus Deringer US LLP (contained in Exhibit 5.1).				X

24.1	Power of Attorney (included on the signature page of this Registration Statement).				X

99.1(a)#	IsoPlexis Corporation 2014 Stock Plan.				X

99.1(b)#	Form of Notice of Grant under the IsoPlexis Corporation 2014 Stock Plan.				X

107	Calculation of Filing Fee Table.				X

#	Indicates management contract or compensatory plan.

Item 9.	Undertakings

1. The Registrant hereby undertakes:

(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(b)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)
That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

2. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Emeryville, State of California, on this 21st day of March, 2023.

PhenomeX Inc.
By:	/s/ Siddhartha Kadia, Ph.D.
Name:	Siddhartha Kadia, Ph.D.
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Siddhartha Kadia, Ph.D., Mehul Joshi and J. Paul McClaskey, and each of them, with full power of substitution and full power to act without the other, his or her true and lawful attorney-in-fact and agent to act for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file this registration statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they or he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Siddhartha Kadia, Ph.D.	Chief Executive Officer and Director	March 21, 2023
Siddhartha Kadia, Ph.D.	(Principal Executive Officer)

/s/ Mehul Joshi	Chief Financial Officer	March 21, 2023
Mehul Joshi	(Principal Financial Officer)

/s/ J. Paul McClaskey	Chief Accounting Officer	March 21, 2023
J. Paul McClaskey	(Principal Accounting Officer)

/s/ Gregory Lucier	Chairman of the Board	March 21, 2023
Gregory Lucier

/s/ John Chiminski	Director	March 21, 2023
John Chiminski

/s/ Jessica Hopfield, Ph.D.	Director	March 21, 2023
Jessica Hopfield, Ph.D.

/s/ Igor Khandros, Ph.D.	Director	March 21, 2023
Igor Khandros, Ph.D.

/s/ Michael Moritz	Director	March 21, 2023
Michael Moritz

/s/ Elizabeth Nelson	Director	March 21, 2023
Elizabeth Nelson

/s/ James Rothman, Ph.D.	Director	March 21, 2023
James Rothman, Ph.D.